BONUS ARRANGEMENTS

     The following bonus arrangements have been made for the officers named with respect to profits of the Company for fiscal year 1999:


                      PART I      PART II (1)
Mr. Adler          10% of base         7%
                      salary

Mr. Montano        10% of base         5%
                      salary

Mr. Mason          10% of base         4%
                      salary

Mr. Noland  (2)    10% of base         2%
                      salary


(1) The bonus for each of the officers named has two components. Part I requires that the pre-tax profit of the Company equal or exceed 95% of budgeted levels. If corporate profits reach the target level, the named officer will get the Part I bonus indicated. Part II requires that pre-tax profits meet or exceed 25% of the Company's net worth as of January 1, 1999 ("Base Net Worth"). If the profits exceed 25% of the Base Net Worth, the named officer will get the percentage specified of the excess of profits over the Base Net Worth.

(2) Pursuant to his employment agreement, Mr. Noland's minimum bonus for fiscal year 1999 will be $20,000.